QUEST RESOURCE HOLDING CORPORATION

To Challenge, Manage & Inform℠

Exhibit 99.1

Quest Resource Holding Corporation Reports Fourth Quarter and 2021 Financial Results

THE COLONY, TX – March 17, 2022 – Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest" or the “Company”), a national leader in environmental waste and recycling services, today announced financial results for the fourth quarter and year ended December 31, 2021.

Fourth Quarter 2021 Highlights

•
Revenue was $46.4 million, a 67.7% increase compared with the fourth quarter of 2020.
•
Gross profit was $8.7 million, a 56.2% increase compared with the fourth quarter of 2020.
•
Gross margin was 18.8% of revenue compared with 20.2% during the fourth quarter of 2020.
•
GAAP net loss per share attributable to common stockholders was ($0.03) per basic and diluted share, compared with net income of $0.01 per basic and diluted share during the fourth quarter of 2020.
•
Adjusted EBITDA was $3.3 million, an 83.8% increase compared with the fourth quarter of 2020.
•
Adjusted net income per diluted share increased to $0.08, compared with $0.03 per diluted share during the fourth quarter of 2020.

Year Ended December 31, 2021 Highlights

•
Revenue was $155.7 million, a 57.8% increase compared with 2020.
•
Gross profit was $28.8 million, a 51.3% increase compared with 2020.
•
Gross margin was 18.5% of revenue compared with 19.3% for 2020.
•
GAAP net income per share attributable to common shareholders increased to $0.09 ($0.08 per diluted share), compared with $0.05 per basic and diluted share during 2020.
•
Adjusted EBITDA was $10.9 million, a 144.3% increase compared with 2020.
•
Adjusted net income per diluted share increased to $0.27, compared with $0.05 per diluted share during 2020.

“During 2021, we delivered our strongest financial performance to date, posting 51% growth in gross profit dollars and 144% growth in Adjusted EBITDA. We are executing well with our strategies to drive both organic and acquisition related growth,” said S. Ray Hatch, President and Chief Executive Officer. “Demand for cost effective sustainability solutions to divert waste from landfill is as strong as ever among target clients. Our value position, which includes a national footprint, broad service offering, and uniform data reporting on waste streams, is clearly resonating among prospective customers. With these factors working in our favor, we expect continued momentum in 2022 and the next several years from both organic and acquisitive sources.”

Fourth Quarter 2021 Earnings Conference Call and Webcast

The Company is scheduled to release the full results for its fourth quarter and year ended December 31, 2021, on Thursday, March 17, 2022, at 5:00 PM ET, to review the Company's financial results and business outlook. Investors interested in participating on the live call can dial 1-800-239-9838 within the U.S. or 1-323-794-2551 from abroad, referencing conference ID: 5479645. Investors can also access the call online through a listen-only webcast on the investor relations section of Quest’s website at http://investors.qrhc.com/.

The earnings webcast, which may include forward-looking information, will be archived on the Quest investor relations website for at least 90 days and a telephonic playback of the conference call will be available by calling 1-844-512-2921 within the U.S. and 1-412-317-6671 from abroad. The replay passcode is 5479645. The telephonic playback will be available beginning at 8:00 PM ET on Thursday, March 17, 2022, and continuing through 11:59 PM ET on Thursday, March 31, 2022. For more information on Quest Resource Holding Corporation, visit http://investors.qrhc.com.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, non-GAAP financial measures, "Adjusted EBITDA" and “Adjusted Net Income” are presented. From time-to-time, Quest considers and uses these supplemental measures of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents these non-GAAP measures because it considers it an important supplemental measure of Quest's performance. Quest's definition of this adjusted financial measure may differ from similarly named measures used by others. Quest believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. (See attached tables "Reconciliation of Net Income (Loss) to Adjusted EBITDA" and “Adjusted Net Income Per Share”).

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that enable larger businesses to excel in achieving their environmental and sustainability goals and responsibilities. Quest delivers focused expertise across multiple industry sectors to build single-source, client-specific solutions that generate quantifiable business and sustainability results. Addressing a wide variety of waste streams and recyclables, Quest provides information and data that tracks and reports the environmental results of Quest’s services, gives actionable data to improve business operations, and enables Quest’s clients to excel in their business and sustainability responsibilities. For more information, visit www.qrhc.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances. The forward-looking statements include, but are not limited to, our expectation of continued momentum in 2022 and the next several years from both organic and acquisitive sources. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, the spread of major epidemics (including Coronavirus) and other related uncertainties such as government-imposed travel restrictions, interruptions to supply chains, commodity price fluctuations, and extended shut down of businesses, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2021. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(Unaudited)
Revenue	$46,389	$27,658	$155,715	$98,660
Cost of revenue	37,670	22,077	126,894	79,605
Gross profit	8,719	5,581	28,821	19,055
Selling, general, and administrative	7,099	4,463	21,729	17,141
Depreciation and amortization	1,145	346	2,469	1,164
Total operating expenses	8,244	4,809	24,198	18,305
Operating income	475	772	4,623	750
Other income (expense)	(116)	—	(116)	1,408
Interest expense	(841)	(458)	(2,495)	(702)
Loss on extinguishment of debt	—	—	—	(168)
Income (loss) before taxes	(482)	314	2,012	1,288
Income tax expense	59	190	321	254
Net income (loss)	$(541)	$124	$1,691	$1,034

Deemed dividend for warrant down round feature	—	—	—	(205)
Net income (loss) applicable to common stockholders	$(541)	$124	$1,691	$829
Net income (loss) per common share:
Basic	$(0.03)	$0.01	$0.09	$0.05
Diluted	$(0.03)	$0.01	$0.08	$0.05
Weighted average number of common shares outstanding:
Basic	19,185	18,467	18,886	16,661
Diluted	19,185	18,801	20,735	16,756

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$(541)	$124	$1,691	$1,034
Depreciation and amortization	1,225	404	2,764	1,277
Interest expense	841	458	2,495	702
Stock-based compensation expense	240	387	1,382	1,488
Acquisition, integration, and related costs	1,244	207	1,844	743
Other adjustments	216	17	376	(1,048)
Income tax expense	59	190	321	254
Adjusted EBITDA	$3,284	$1,787	$10,873	$4,450

ADJUSTED NET INCOME PER SHARE

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reported net income (loss) (1)	$(541)	$124	$1,691	$829
Amortization of intangibles (2)	988	231	1,952	232
Acquisition, integration, and related costs (2)	1,244	207	1,844	743
Other adjustments	116	—	116	(1,408)
Loss on extinguishment of debt	—	—	—	168
Deemed dividend	—	—	—	205
Adjusted net income	$1,807	$562	$5,603	$769

Diluted earnings per share:
Reported net income (loss)	$(0.03)	$0.01	$0.08	$0.05
Adjusted net income	$0.08	$0.03	$0.27	$0.05

(1) applicable to common stockholders

(2) related to acquisitions

BALANCE SHEETS

(In thousands, except per share amounts)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$8,428	$7,516
Accounts receivable, less allowance for doubtful accounts of $841 and $935 as of December 31, 2021 and December 31, 2020, respectively	39,949	17,421
Prepaid expenses and other current assets	1,952	1,069
Total current assets	50,329	26,006

Goodwill	80,622	66,310
Intangible assets, net	39,119	6,529
Property and equipment, net, and other assets	5,596	3,384
Total assets	$175,666	$102,229

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$30,196	$15,247
Other current liabilities	6,195	1,393
Current portion of notes payable	1,329	624
Total current liabilities	37,720	17,264

Notes payable, net	62,409	14,948
Other long-term liabilities, net	1,909	1,974
Total liabilities	102,038	34,186

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding as of December 31, 2021 and December 31, 2020	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 19,046 and 18,413 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	19	18
Additional paid-in capital	170,318	166,425
Accumulated deficit	(96,709)	(98,400)
Total stockholders’ equity	73,628	68,043
Total liabilities and stockholders’ equity	$175,666	$102,229

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